UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 28, 2008

NACCO Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9172	34-1505819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive
Cleveland, Ohio	44124-4017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 449-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     ANNUAL INCENTIVE COMPENSATION PLANS
     On March 28, 2008, the Compensation Committees of the Board of Directors of NACCO Industries, Inc., which is referred to as NACCO, and its wholly owned subsidiaries, Hamilton Beach Brands, Inc., which is referred to as HBB, NACCO Materials Handling Group, Inc., which is referred to as NMHG, and The North American Coal Corporation, which is referred to as NA Coal, each adopted a 2008 Annual Incentive Compensation Plan, which are respectively referred to as the NACCO Annual Incentive Plan, the HBB Annual Incentive Plan, the NMHG Annual Incentive Plan and the NA Coal Annual Incentive Plan and are collectively referred to as the Annual Incentive Plans, for the benefit of certain of their respective executive and management employees.
     Additionally, performance criteria were established for the Annual Incentive Plans and the NACCO Industries, Inc. Supplemental Annual Incentive Compensation Plan, which is referred to as the NACCO Supplemental Plan.
     The Annual Incentive Plans and the NACCO Supplemental Plan provide that each participant is eligible to earn a target incentive award during the award term of January 1, 2008 through December 31, 2008. Final payouts for each individual under the Annual Incentive Plans and the NACCO Supplemental Plan are based on the participant’s target award measured against established performance criteria and performance by the participant against individual goals for the January 1, 2008 through December 31, 2008 performance period. The Compensation Committee of the Board of Directors of each of NACCO, HBB, NMHG and NA Coal, which are collectively referred to as the Compensation Committees, in its discretion, may also increase or decrease awards under its respective company’s Annual Incentive Plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards. Under the NACCO Supplemental Plan, however, there are no individual performance goals and the NACCO Compensation Committee, in its sole discretion, may only decrease the awards that are payable to the named executive officers under the NACCO Supplemental Plan. Payouts under the Annual Incentive Plans and the NACCO Supplemental Plan generally range from 0% to 150% of the participant’s target award amount.
     For 2008, the performance criteria under the Annual Incentive Plans and the NACCO Supplemental Plan are as follows:

Name of Plan	Performance Criteria
NACCO Annual Incentive Plan	(1) NACCO’s consolidated return on total capital employed, which is referred to as ROTCE, is the performance criteria for 40% of the total award for participants who are not named executive officers (2) The non-ROTCE performance criteria that the Compensation Committees established under the annual incentive plans for NACCO’s subsidiaries is the performance criteria for 60% of the total award for all participants. That performance criteria is described below and also includes the performance criteria established under The Kitchen Collection, Inc. 2008 Annual Incentive Compensation Plan (which are net income, ROTCE, and sales development)

NACCO Supplemental Plan	NACCO’s consolidated ROTCE is the performance criteria for 40% of the total award for participants who are named executive officers

HBB Annual Incentive Plan	HBB’s ROTCE, adjusted net income and revenue

NMHG Annual Incentive Plan	NMHG’s ROTCE, adjusted net income, and market share

NA Coal Annual Incentive Plan	NA Coal’s ROTCE, adjusted net income and new business development
     Final payouts under the Annual Incentive Plans and the NACCO Supplemental Plan will be determined by the respective Compensation Committees following December 31, 2008. Final payouts will be paid in cash to participants no later than March 15, 2009.
LONG-TERM INCENTIVE COMPENSATION PLANS
     NACCO LTIP
     Also on March 28, 2008, the NACCO Compensation Committee established performance criteria for the NACCO Industries, Inc. Executive Long-Term Incentive Compensation Plan, which is referred to as the NACCO LTIP. The performance criteria under the NACCO LTIP are as follows:
•	Base Period Awards: NACCO’s consolidated ROTCE for the performance period from January 1, 2008 through December 31, 2008; and
•	Consistent Performance Awards: NACCO’s consolidated ROTCE for the performance period from January 1, 2008 through December 31, 2012.
     Generally, base period award payouts will not exceed 150% of the target base period award. Final awards will be paid to participants during the period from January 1st through March 15th after the end of the applicable performance period.
     The Annual Incentive Plans described above are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.4 and are hereby incorporated herein by reference. The foregoing summary of the Annual Incentive Plans is qualified in its entirety by reference to the full text of such plans, which are attached hereto as Exhibits 10.1 through 10.4.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	NACCO Industries, Inc. 2008 Annual Incentive Compensation Plan

10.2	The Hamilton Beach Brands, Inc. 2008 Annual Incentive Compensation Plan

10.3	The NACCO Materials Handling Group, Inc. 2008 Annual Incentive Compensation Plan

10.4	The North American Coal Corporation 2008 Annual Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: March 31, 2008

Exhibit Index

Exhibit No.	Exhibit Description

10.1	NACCO Industries, Inc. 2008 Annual Incentive Compensation Plan

10.2	The Hamilton Beach Brands, Inc. 2008 Annual Incentive Compensation Plan

10.3	The NACCO Materials Handling Group, Inc. 2008 Annual Incentive Compensation Plan

10.4	The North American Coal Corporation 2008 Annual Incentive Compensation Plan